Media Contact: Laura Finlayson Avalanche Strategic Communications One University Plaza, Suite 407 Hackensack, New Jersey 07601 email: laura@avalanchepr.com phone: 201-488-0049

Purple Beverage Company Appoints Michael W. Wallace as
Chief Financial Officer and Executive Vice President

Finance Veteran Will Bring 17 Years of Combined Leadership Skills
and Financial Expertise to Rapidly-Growing Beverage Company

Fort Lauderdale, FL (March 25, 2008) - Purple Beverage Company, Inc. (OTCBB: PPBV), maker of the all-natural antioxidant-rich beverage, Purple, today announced the hiring of Michael W. Wallace as Chief Financial Officer and Executive Vice President.

“We’re excited to have someone with such a diverse background joining our team,” said Purple Beverage Company Founder and CEO Ted Farnsworth. “From years serving as Chief Financial Officer at various companies and even serving with the U.S. Securities and Exchange Commission, Michael’s deep understanding of the public markets is evident in just about everything he does. His public company accounting background and historic ability to close financial transactions and raise capital makes him invaluable to us and our stockholders.”

Prior to joining Purple Beverage Company, Wallace, a licensed certified public accountant, served as Chief Financial Officer and Senior Vice President of Radiology Corporation of America, where he managed all aspects of the company’s finance, accounting, treasury and information technology functions. As Assistant Chief Accountant for the Division of Enforcement of the U.S. Securities and Exchange Commission, Wallace conducted investigations into possible violations of federal securities laws and managed financial fraud cases that involved several Fortune 100 companies.

Previously, as Chief Financial Officer and Senior Vice President of Kellstrom Industries, a Nasdaq-listed company operating in the aerospace services sector, Wallace augmented the growth of revenues from $8 million to over $400 million, and successfully completed three public equity and convertible debt offerings totaling $225 million. Prior to this, Wallace also served as a Manager at KPMG LLP in the firm’s assurance practice.

“I am thrilled to be joining a company like Purple Beverage that is in the midst of such an expansive growth stage,” said Wallace. “Purple has already seen an incredible amount of success with the launch of its flagship product, and I look forward to seeing the brand earn its place at the very forefront of the beverage industry.”

Purple is a unique and tasty blend of seven of the world’s most powerful antioxidant-rich juices, including the exotic acai berry, black cherry, pomegranate, black currant, purple plum, cranberry and blueberry. The health benefits of these juices are packed into an all-natural, no-sugar added beverage that is perfect as an on-the-go drink or as part of a healthy fruit smoothie. Since debuting in 2007, Purple has been praised by such high-profile publications as Health Magazine and Family Circle.

Additionally, because adding alcohol to antioxidant-rich berries increases their antioxidant capacity - a fact confirmed by researchers from the United States Department of Agriculture and by a study by researchers at Kasetsart University in Thailand - Purple is becoming one of the most popular antioxidant cocktail trends in nightclubs and lounges.

Purple carries a suggested retail price of $2.99 and can be found in select GNC stores across the country, as well as in restaurants, bars, nightclubs, delis, drug stores, health food stores, supermarkets and convenience stores. For more information, visit www.drinkpurple.com.

Cautionary Statement Regarding Forward-Looking Statements
Information provided by Purple Beverage Company, Inc., such as online or printed documents, publications or information available via Purple’s website, contains forward-looking statements that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause Purple’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing.

Contacts:
Media Relations:	Investor Relations:
Avalanche Strategic Communications	Innercomm Investor Relations
Laura Finlayson, 201-488-0049	Kasia Moshier, 877-305-1161
Laura@avalanchepr.com	Kasia@innercomm.com

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